Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 15, 2004 relating to the consolidated financial statements and financial statement schedule of Take-Two Interactive Software, Inc., which appears in Take-Two Interactive Software, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2004.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 22, 2005